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[CEMEX LOGO]                                         [PUERTO RICAN CEMENT LOGO]


             CEMEX AND PUERTO RICAN CEMENT COMPANY, INC. ANNOUNCE
            CASH OFFER TO ACQUIRE ALL OUTSTANDING SHARES OF PUERTO
                          RICAN CEMENT COMPANY, INC.


MONTERREY, MEXICO, AND SAN JUAN, PUERTO RICO, JUNE 12, 2002 - CEMEX S.A. de C.V. (NYSE: CX) ("CEMEX") and Puerto Rican Cement Company, Inc. (NYSE: PRN) ("PRCC") announced today that they have entered into a definitive agreement for CEMEX to acquire PRCC. Under the terms of the agreement, Tricem Acquisition, Corp., a subsidiary of CEMEX, will launch a cash tender offer on or before July 2, 2002, for all of the outstanding shares of PRCC for US$35 per share net to the selling holders in cash.

The transaction is valued at US$250 million including the assumption of approximately US$70 million of PRCC's net debt (interest bearing debt less cash and investments) according to PRCC's filings with the Securities and Exchange Commission. CEMEX estimates the value of the transaction to be approximately US$134 per ton of cement production capacity, after adjusting for the value of PRCC's ready-mix business.

The transaction, which was unanimously approved by all of the directors present at meetings of the boards of both PRCC and Tricem Acquisition, Corp., is subject to tenders in the offer of at least 51% of the outstanding shares of PRCC, regulatory approvals, and other customary closing conditions. The transaction is expected to close during the third quarter of 2002. Any remaining outstanding PRCC shares after successful completion of the tender offer, other than shares held by CEMEX or its subsidiaries, will in a subsequent second-step merger be converted into the right to receive US$35 in cash per share.

Although bank debt is expected to be used to fund this acquisition, CEMEX's projected free cash flow for the third quarter of 2002 is expected to exceed the value of the assets being acquired; therefore, it is not anticipated that this acquisition will result in a net debt increase during the third quarter of 2002.

PRCC's annual cement and ready mix concrete production capacity is 1.4 million metric tons and 1.15 million cubic meters, respectively. During the year ended December 31,


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2001, PRCC sold approximately one million metric tons of gray cement to customers in Puerto Rico.

Lorenzo H. Zambrano, Chairman and CEO of CEMEX, said: "The PRCC acquisition enhances our position in the Caribbean, by investing in Puerto Rico's strategic geographic location, solid construction industry and economy. We believe that by bringing PRCC into the CEMEX system we will be able to realize significant operating improvements in the core operations of PRCC, building on CEMEX's global capabilities in cement and ready-mix. We expect these operating improvements to have a significant positive contribution to the cash flows of PRCC in 2003 and beyond. We also expect the transaction to be immediately accretive to CEMEX's cash earnings."

Miguel Nazario, Chairman and CEO of PRCC, stated: "Over the past few decades we have built a very successful company with a good position in the Puerto Rican market. Over these years, we have been able to profitably grow our business and create value for our shareholders. The proposed transaction will benefit PRCC's and CEMEX's stockholders, customers, and employees."

The directors of PRCC have agreed to recommend to their shareholders that they accept the offer. Several entities controlled by members of the Ferre family with holdings totaling approximately 29% of the outstanding shares of PRCC have entered into agreements to tender their shares into the offer and otherwise support the transaction. Goldman, Sachs & Co. is acting as financial advisor to CEMEX. UBS Warburg is acting as financial advisor and is providing a fairness opinion regarding the transaction to PRCC. Skadden, Arps, Slate, Meagher & Flom LLP and LeBoeuf, Lamb, Greene & MacRae LLP are acting as legal counsel for CEMEX and PRCC, respectively.

Puerto Rican Cement Company, Inc. was organized under the laws of the Commonwealth of Puerto Rico in 1938. The company is engaged in the production and sale of cement, ready mix concrete and lime; the company is also engaged in the packaging, financing, transportation, manufacturing of aggregates and realty operations businesses. For more information, visit www.prcement.com.

CEMEX is a leading global producer and marketer of cement and ready-mix products, with operations concentrated in the world's most dynamic cement markets across four continents. CEMEX combines a deep knowledge of the local markets with its global network and information technology systems to provide world-class products and services to its customers, from individual homebuilders to large industrial contractors. For more information, visit www.cemex.com.


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CONTACT INFORMATION
At CEMEX:                                    At PRCC:

MEDIA RELATIONS                              MEDIA RELATIONS
Daniel Perez Whitaker                        Ivan Baez
(52-81) 8152-2747                            (787) 783-3000
daniel_pw@cemex.com                          baez@prcement.com

INVESTOR RELATIONS                           INVESTOR RELATIONS
Abraham Rodriguez                            Jose O. Torres
(52-81) 8328-3631                            (787) 783-3000 ext. 3212
arodriguez@cemex.com                         jot@prcement.com

ANALYST RELATIONS
Jose Antonio Gonzalez
(212) 317-6017
josegonzalez@cemex.com


This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, particularly those statements regarding the effects of the transaction, and those preceded by, followed by or that otherwise include the words "believe," "expect," "anticipate," "intend," "estimate," or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to CEMEX and PRCC as of the date of this press release, and neither company assumes any obligation to update any of these statements. The forward-looking statements are not guarantees of the future performance of CEMEX or PRCC, and actual results may vary materially from the results and expectations discussed. For instance, while CEMEX and PRCC have entered into a definitive agreement, there is no assurance that the parties will complete the transaction. In the event the companies do not receive necessary government approvals or stockholder tenders or otherwise fail to satisfy conditions to closing, the transaction may be terminated. Additional risks and uncertainties related to the transaction include, but are not limited to, conditions in the markets relevant to the proposed transaction, and the successful integration of PRCC into CEMEX's operations.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer will be made only through an offer to purchase, letter of transmittal and related tender documents. At the time the offer is commenced, CEMEX will file a tender offer statement and related documents with the Securities and Exchange Commission ("SEC") and PRCC will file with the SEC a solicitation/recommendation statement with respect to the offer, and such documents will be sent to PRCC stockholders. Investors and stockholders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer referred to in this press release because they will contain important information that should be read carefully before any decision is made with respect to the offer. Investors and stockholders may obtain a free copy of these statements (when available) and other documents filed by both CEMEX and PRCC at the SEC's website, http://www.sec.gov. In addition, the tender offer statement and related materials may be obtained free by directing such request at CEMEX at (52-81) 8328-3631. The solicitation/recommendation statement and such other documents may be obtained free by directing such requests to PRCC at (787) 783-3000 extension 3212.